Exhibit 10.4

5FIFTY5.COM, INC.
1001 Brickell Bay Drive, Suite 1812
Miami, FL 33131

January 25, 2008

Edward C. DeFeudis
540 Bay Point Rd.
Miami, FL 33137

Gentlemen:

Reference is made to the Agreement for the Purchase of Preferred Stock dated August 8, 2005 between Edward C. DeFeudis ("DeFeudis") and 5fifty5.com, Inc. (formerly, Energy Control Technology, Inc. and hereinafter, the "Company") (the "SPA").

This will confirm that as of the date hereof the Company has not issued to DeFeudis the 3,750,000 shares of Preferred Stock of the Company that the Company is obligated to issue to DeFeudis under the SPA. Further, the Company and DeFeudis hereby agree that in lieu of issuing such Preferred Stock, in full satisfaction of the Company's obligations under the SPA, the Company shall promptly after the execution of this letter agreement issue to DeFeudis an aggregate of 37,500,000 shares of Common Stock, par value $.001 per share, of the Company.

In order to evidence your agreement with the foregoing, please sign this letter agreement in the appropriate place indicated below and return to the undersigned one copy of the signed agreement.

Very truly yours, 5fifty5.com, Inc. By: Edward C. DeFeudis
Edward C. DeFeudis

TERMS AGREED TO: By: Edward C. DeFeudis
Edward C. DeFeudis